Exhibit 99.1

                LCC International Reports Third Quarter Results

    MCLEAN, Va.--(BUSINESS WIRE)--Nov. 8, 2004--LCC International, Inc., (NASDAQ:LCCI)

    -- Third quarter revenues total a record $56.3 million, up 92% year over year

    --  Quarterly net income of $0.05 per share reported

    -- Cash flow from operations turns positive during the third quarter

    LCC International, Inc., (NASDAQ:LCCI) a global leader in wireless voice and data turn-key technical consulting services, today reported results for the third quarter ended September 30, 2004.
    Third quarter revenues were a record $56.3 million, representing a 92 percent increase from the $29.4 million posted in the third quarter of 2003 and a 7 percent increase from the $52.6 million posted in the second quarter of 2004. The increase was primarily due to a continued strong demand for the Company's services from wireless service and wireless infrastructure providers along with contributions from the Company's Sprint, United States Cellular and Saudi Telephone projects.
    The Company reported net income for the third quarter of $1.2 million compared to a net loss of $(1.0) million for the third quarter of 2003 and net income of $1.3 million for the second quarter of 2004.
    Earnings per share in the third quarter were $0.05 per basic and fully diluted share on 24.4 and 25.0 million shares respectively compared to a basic and fully diluted loss per share of $(0.05) on
21.0 million shares during the third quarter of 2003 and earnings per share of $0.05 per basic and fully diluted share on 24.4 and 25.3 million shares respectively for the second quarter of 2004.
    "Revenue in the third quarter was supported by continued carrier spending, strong demand for outsourced design, deployment and maintenance services, continued momentum from the announcements made by U.S. and international carriers indicating their intention to implement next generation wireless technologies and the ongoing sound execution of our key contracts. In addition to an increase in revenue, we achieved what we indicated we would do last quarter, we made substantial improvement in our operating margins," said C. Thomas Faulders III, Chairman and CEO of LCC.
    "We also made progress on our cash balances, turning cash flow positive for the first time in many quarters. Our backlog declined to $87 million, but this is a position at one point in time. We are quite optimistic about this metric going forward as sales activity has been very robust both domestically and internationally and I anticipate that we will see backlog on the rise again in the next quarter or so."
    "Looking out to the remainder of 2004, we believe that the market for our services will continue to remain firm as the primary factors contributing to strong third quarter results, outsourcing and network investment trends by the carriers, are likely to continue. We do expect that revenues in the fourth quarter will be down compared to the third quarter as we finish this year's work for U.S. Cellular. This reduction will be offset to some extent by growth in existing, more profitable projects and the commencement of new ones. We expect profits in the fourth quarter to be similar to those in the third quarter. As for 2005, we expect to see sequential increases in the first quarter and an overall year over year increase in both revenue and net income," Mr. Faulders concluded.
    The Company will hold a conference call on Tuesday, November 9, 2004 at 8:30 a.m. Eastern to discuss its third quarter 2004 results. Interested parties can participate either by web cast by visiting the Company's web site (www.lcc.com) or via telephone. U.S. callers please dial 800/784-9386. Callers outside of the U.S. please dial 706/679-3422. Both numbers will require callers to enter reservation number 4981981.

    About LCC

    LCC International, Inc. is a global leader in voice and data design, deployment and management services to the wireless telecommunications industry. Since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.

    Statements included in this news release which are not historical in nature are "forward-looking statements" within the meaning of
Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These include, without limitation, statements regarding increased demand for the Company's services; forecasts or opinions regarding anticipated revenues, earnings and profits; statements regarding contracts, work, sales or revenue opportunities the Company may secure in the future; statements regarding the Company's anticipated performance under existing contracts; and related information, all of which are based on current factual information and certain assumptions about future events which management believes to be reasonable at this time. There are many risks, uncertainties and other factors that can prevent the Company from achieving its goals or cause the Company's results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, changes in demand for the Company's services from external factors including general economic conditions or changes in wireless demand or technology affecting network expansion strategies and financing opportunities for the Company's clients, delays in the award of new work or the progress of existing projects, the termination or reduction of existing projects due to changes in the financial condition or business strategies of the Company's clients, the Company's dependence on hiring and retaining professional staff and key personnel, fluctuations in quarterly results from a variety of internal and external factors including changes in the Company's estimates with respect to the completion of fixed-price contracts, lengthy sales cycles especially with respect to larger projects that may account for a significant portion of the Company's anticipated revenues, intense competition in the marketplace especially from competitors with greater financial resources and financing capabilities, and those risk factors described in LCC International, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company generally provides performance and earnings projections at each quarterly earnings conference call and in specific regulatory filings. These forecasts are as of the date of the call or filing and will include estimates based on factual information and assumptions which management believes to be reasonable at that time. In providing projections and other forward-looking statements, the Company does not make, and specifically disclaims, any undertaking or obligation to update them at any time in the future or at all to reflect new information, future events or otherwise.
-0-


               LCC International, Inc. and Subsidiaries

            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                               Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2003      2004      2003      2004
                               --------- --------- --------- ---------

REVENUES                        $29,350   $56,345   $64,677  $154,012

COST OF REVENUES                 23,756    46,015    53,215   126,751
                               --------- --------- --------- ---------

GROSS PROFIT                      5,594    10,330    11,462    27,261
                               --------- --------- --------- ---------

OPERATING (INCOME) EXPENSE:
  Sales and marketing             1,302     2,072     4,739     5,724
  General and administrative      4,118     5,929    13,587    18,762
  Restructuring charge
   (recovery)                       150        --        (2)     (924)
  Depreciation and amortization   1,338       728     2,944     2,097
                               --------- --------- --------- ---------
                                  6,908     8,729    21,268    25,659
                               --------- --------- --------- ---------
OPERATING INCOME (LOSS)          (1,314)    1,601    (9,806)    1,602
                               --------- --------- --------- ---------

OTHER INCOME (EXPENSE):
  Interest income                    49        23       246       134
  Interest expense                  (49)      (60)      (98)     (152)
  Other                            (137)       83     1,232       604
                               --------- --------- --------- ---------
                                   (137)       46     1,380       586
                               --------- --------- --------- ---------
INCOME (LOSS) FROM OPERATIONS
 BEFORE INCOME TAXES             (1,451)    1,647    (8,426)    2,188

PROVISION (BENEFIT) FOR INCOME
 TAXES                             (426)      426    (1,264)    1,207
                               --------- --------- --------- ---------

NET INCOME (LOSS)               $(1,025)   $1,221   $(7,162)     $981
                               ========= ========= ========= =========

NET INCOME (LOSS) PER SHARE:
  Basic                          $(0.05)    $0.05    $(0.34)    $0.04
                               ========= ========= ========= =========
  Diluted                        $(0.05)    $0.05    $(0.34)    $0.04
                               ========= ========= ========= =========

WEIGHTED AVERAGE SHARES USED IN
 CALCULATION OF NET INCOME
 (LOSS) PER SHARE:
  Basic                          21,002    24,411    20,977    24,392
                               ========= ========= ========= =========
  Diluted                        21,002    24,988    20,977    25,370
                               ========= ========= ========= =========


               LCC International, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                 (In thousands, except per share data)
                              (Unaudited)

                                           December 31,  September 30,
                                               2003          2004
                                           ------------- -------------
ASSETS:

Current assets:
    Cash and cash equivalents                   $28,943       $18,418
    Restricted cash                               1,568         1,194
    Short-term investments                          520            --
    Receivables, net of allowance for
     doubtful accounts of $466 and $634 at
     December 31, 2003 and September 30,
     2004, respectively:
         Trade accounts receivable               27,456        42,204
         Unbilled receivables                    35,007        45,321
         Due from related parties and
          affiliates                                180           251
    Deferred income taxes, net                    3,547         3,277
    Prepaid expenses and other current
     assets                                       1,726         1,406
    Prepaid tax receivable and prepaid
     taxes                                          662           696
                                           ------------- -------------
         Total current assets                    99,609       112,767

Property and equipment, net                       3,818         4,408
Investments in affiliates                           764           670
Deferred income taxes, net                        1,407           683
Goodwill                                         11,115        11,410
Other intangibles                                   843           581
Other assets                                      1,035         1,575
                                           ------------- -------------
                                               $118,591      $132,094
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
    Line of credit                               $1,840        $1,291
    Accounts payable                             11,485        18,751
    Accrued expenses                             21,152        28,828
    Accrued employee compensation and
     benefits                                     5,525         5,124
    Deferred revenue                                471           558
    Income taxes payable                            967           996
    Accrued restructuring current                 2,903         1,705
    Other current liabilities                       286           214
                                           ------------- -------------
         Total current liabilities               44,629        57,467

    Accrued restructuring non-current             3,432         2,029
    Other liabilities                               762           752
                                           ------------- -------------
         Total liabilities                       48,823        60,248
                                           ------------- -------------

Shareholders' equity:
Preferred stock:
    10,000 shares authorized; 0 shares
     issued and outstanding                          --            --
Class A common stock, $0.01 par value:
    70,000 shares authorized; 19,549 and
     19,855 shares issued and outstanding
     at December 31, 2003 and September 30,
     2004, respectively                             195           199
Class B common stock, $0.01 par value:
    20,000 shares authorized; 4,638 and
     4,538 shares issued and outstanding at
     December 31, 2003 and September 30,
     2004, respectively                              46            45

Paid-in capital                                 106,262       107,229
Accumulated deficit                             (36,602)      (35,621)
Note receivable from shareholder                 (1,557)       (1,557)
                                           ------------- -------------
    Subtotal                                     68,344        70,295

Accumulated other comprehensive income --
 foreign currency translation adjustments         1,424         1,551
                                           ------------- -------------
         Total shareholders' equity              69,768        71,846
                                           ------------- -------------
                                               $118,591      $132,094
                                           ============= =============


               LCC International, Inc. and Subsidiaries

            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)

                                                     Nine Months Ended
                                                       September 30,
                                                     -----------------
                                                       2003     2004
                                                     -------- --------


Cash flows from operating activities:
     Net income (loss)                               $(7,162)    $981
     Adjustments to reconcile net income (loss) to
      net cash used in operating activities:
          Depreciation and amortization                2,944    2,097
          Provision (recovery) for doubtful accounts  (2,073)     136
          Loss on equity method investment                52      466
          Restructuring charge (recovery)                 (2)    (924)
          Changes in operating assets and
           liabilities:
             Trade, unbilled, and other receivables  (13,400) (25,288)
             Accounts payable and accrued expenses     1,564   14,541
             Other current assets and liabilities      8,170     (772)
             Other non-current assets and
              liabilities                               (957)    (282)
                                                     -------- --------
Net cash used in operating activities                (10,864)  (9,045)
                                                     -------- --------

Cash flows from investing activities:
     Proceeds from sales of short-term investments       (20)       -
     Purchases of property and equipment                (848)  (2,468)
     Proceeds from disposals of property and
      equipment                                           56       30
     Business acquisitions and investments              (651)    (360)
                                                     -------- --------
Net cash used in investing activities                 (1,463)  (2,798)
                                                     -------- --------

Cash flows from financing activities:
 Borrowings on line of credit                          6,517   15,652
 Payments on line of credit                           (5,425) (16,197)
 Proceeds from issuance of common stock, net              58       72
 Proceeds/purchases of short term investments              -      520
 Proceeds from exercise of options                       170      897
 Decrease (increase) in restricted cash                  195      374
                                                     -------- --------
Net cash provided by financing activities              1,515    1,318
                                                     -------- --------

Net decrease in cash and cash equivalents            (10,812) (10,525)
Cash and cash equivalents at beginning of period      37,507   28,943
                                                     -------- --------
Cash and cash equivalents at end of period           $26,695  $18,418
                                                     ======== ========

Supplemental disclosures of cash flow information:
  Cash paid during the period for:
   Income taxes                                         $287     $222
   Interest                                               39       40



             LCC International, Inc. Financial Statistics

Founded - 1983; IPO - 1996 (NASDAQ: LCCI)
Business Focus: Design, build, manage & maintain fixed and mobile wireless networks for wireless carriers and equipment vendors, globally.
Headquartered - McLean, VA;  Regional Offices in Los Angeles, London,
                Sydney, Cambridge (U.K.), Den Bosch (Netherlands), Milan, Rome, Sao Paulo, Madrid, Algiers, Beijing, Singapore, Dubai & Riyadh
Employees - 931 54% outside of USA; 23 technical disciplines in 21 countries
Clients - 63
A and B shares outstanding: 24.4 million
Price range last 12 months - $3.02 to $9.81



                                            YTD/2004    2003     2002

Revenue                     Americas         95,023   53,086   29,706
                            EMEA             54,550   53,296   34,755
                            Asia and other    4,439    2,057    2,608
                                            --------------------------
                            Total           154,012  108,439   67,069
                                            ==========================
Gross profit                                 27,261   19,441    8,640

Gross margin %              Americas           15.2%    14.6%     9.2%
                            EMEA               21.3%    20.8%    14.8%
                            Asia and other     26.5%    28.6%    28.5%
                                            --------------------------
                            Total              17.7%    17.9%    12.9%
                                            ==========================

Operating expenses          Sales &
                             Marketing        5,724    6,624    8,095
                            General &
                             Administrative  18,626   20,927   17,582
                            Bad debt
                             expense /
                             (recoveries)       136   (2,419)   2,729
                            Restructuring
                             charges           (924)      (2)  13,522
                            Tower gains           -        -   (2,000)
                            Depreciation &
                             amortization     2,097    3,860    2,884
                                            --------------------------
                            Total            25,659   28,990   42,812
                                            ==========================
Operating expenses %                           16.7%    26.7%    63.8%
Operating income / (loss)                     1,602   (9,549) (34,172)
Other income / (expense)    Interest income     134      447      840
                            Interest
                             expense           (152)    (122)     (22)
                            Gain / (loss)
                             on investments     766    1,000    1,104
                            Impairment of
                             assets            (181)       -   (5,139)
                            Other                19      218      268
                                            --------------------------
                            Total               586    1,543   (2,949)
                                            ==========================
Income / (Loss) before tax                    2,188   (8,006) (37,121)
Tax benefit / (expense)                      (1,207)   1,483    8,451
Net income / (loss)                             981   (6,523) (28,670)
                                            --------------------------
Weighted average shares
 outstanding                                 25,370   21,292   20,902
E.P.S.                                      $  0.04  $ (0.31) $ (1.37)
                                            --------------------------



                                        2004                2003
                                 Q3      Q2      Q1      Q4      Q3
Revenue        Americas        35,285  32,748  26,990  26,066  13,488
               EMEA            19,494  17,828  17,228  17,388  15,143
               Asia and other   1,566   2,042     831     308     719
                               ---------------------------------------
               Total           56,345  52,618  45,049  43,762  29,350
                               =======================================
Gross profit                   10,330   9,979   6,952   7,979   5,594

Gross margin % Americas          16.0%   16.0%   13.4%   15.3%   15.1%
               EMEA              22.5%   23.2%   17.9%   22.9%   21.3%
               Asia and other    19.8%   29.4%   31.9%    6.8%   47.6%
                               ---------------------------------------
               Total             18.3%   19.0%   15.4%   18.2%   19.1%
                               =======================================

Operating      Sales &
 expenses       Marketing       2,072   1,884   1,768   1,885   1,302
               General &
                Administrative  5,893   6,500   6,233   5,268   4,934
               Bad debt
                expense /
                (recoveries)       36     100       -    (347)   (816)
               Restructuring
                charges             -    (924)      -       -     150
               Tower gains          -       -       -       -       -
               Depreciation &
                amortization      728     613     756     916   1,338
                               ---------------------------------------
               Total            8,729   8,173   8,757   7,722   6,908
                               =======================================
Operating
 expenses %                      15.5%   15.5%   19.4%   17.6%   23.5%
Operating
 income /
 (loss)                         1,601   1,806  (1,805)    257  (1,314)
Other income / Interest income
 (expense)                         23      52      59     201      49
               Interest
                expense           (60)    (41)    (51)    (24)    (49)
               Gain / (loss)
                on investments      -     766       -       -       -
               Impairment of
                assets              -    (181)      -       -       -
               Other               83    (216)    152     (14)   (137)
                               ---------------------------------------
               Total               46     380     160     163    (137)
                               =======================================
Income /
 (Loss) before
 tax                            1,647   2,186  (1,645)    420  (1,451)
Tax benefit /
 (expense)                       (426)   (872)     91     219     426
Net income /
 (loss)                         1,221   1,314  (1,554)    639  (1,025)
                               ---------------------------------------
Weighted
 average
 shares
 outstanding                   24,988  25,281  24,275  23,489  21,002
E.P.S.                         $ 0.05  $ 0.05  $(0.06) $ 0.03  $(0.05)
                               ---------------------------------------



Consolidated balance sheet
 data                                      9/30/2004     2003    2002
Total liquid assets                           19,612   31,031  39,329
Customer receivables & work
 in progress                                  87,525   62,463  25,534
Other current assets                           5,630    6,115  14,113
Net fixed and other assets                    19,327   18,982  17,747
                                           ---------------------------
Total assets                                 132,094  118,591  96,723
                                           ---------------------------

Total liabilities                             60,248   48,823  35,635
Shareholders' equity                          71,846   69,768  61,088
                                           ---------------------------

DSO                           Billed              69       57      70
                              Unbilled/WIP        74       74      68
                                           ---------------------------
                              Total DSO          143      131     138
                                           ---------------------------

                                           ---------------------------
Backlog                       Firm            82,300  108,800  29,300
                              Implied          4,400    5,400  21,000
                                           ---------------------------
                              Total           86,700  114,200  50,300
                                           ---------------------------



                                           2004              2003
                                      Q3     Q2     Q1     Q4     Q3
Composition of revenue
 by service (%)
                       Technical
                        consulting    6.5%  10.4%   9.0%   5.9%   9.0%
                       Network
                        design       28.1%  23.6%  23.5%  24.7%  33.3%
                       Network
                        deployment   62.7%  58.5%  61.3%  66.4%  53.2%
                       Operations &
                        maintenance   1.6%   1.7%   3.4%   2.1%   3.9%
                       Other          1.1%   5.8%   2.8%   0.9%   0.6%
                                    ----------------------------------
                       Total        100.0% 100.0% 100.0% 100.0% 100.0%
                                    ==================================
Composition of revenue
 by technology (%)
                       2.0G          17.1%  10.5%  19.5%  20.0%  34.5%
                       2.5G          65.5%  65.0%  64.9%  61.6%  44.4%
                       3.0G          13.3%  14.4%   6.9%  15.3%  16.8%
                       Other          4.1%  10.1%   8.7%   3.1%   4.3%
                                    ----------------------------------
                       Total        100.0% 100.0% 100.0% 100.0% 100.0%
                                    ==================================

Composition of revenue Self-perform
 by delivery (%)                     52.0%  63.4%  68.0%  70.3%  81.9%
                       Subcontract   48.0%  36.6%  32.0%  29.7%  18.1%
                                    ----------------------------------
                       Total        100.0% 100.0% 100.0% 100.0% 100.0%
                                    ----------------------------------


    CONTACT: LCC International, Inc.
             Investor/Media Contact:
             Tricia Drennan, 703-873-2390
             tdrennan@lcc.com